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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported):     MARCH 22, 1999



                       AMERICAN RESIDENTIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)



                DELAWARE                    1-11849              76-0484996
      (State or other jurisdiction      (Commission File      (I.R.S. Employer
            of incorporation)                Number)         Identification No.)




        POST OAK TOWER, SUITE 725
          5051 WESTHEIMER ROAD
             HOUSTON, TEXAS                                       77056-5604
(Address of Principal Executive Offices)                          (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 599-0100


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ITEM 5.  OTHER EVENTS.

     On March 23, 1999, American Residential Services, Inc. ("ARS") publicly announced that its has entered into a definitive agreement with The ServiceMaster Company ("ServiceMaster") under which ServiceMaster will acquire ARS. Under the terms of the agreement, a subsidiary of ServiceMaster will initiate a cash tender offer for all of the outstanding shares of ARS common stock at a price of $5.75 per share. Following the cash tender offer, and subject to the terms and conditions of the agreement, and subject to stockholder approval, if necessary, the ServiceMaster subsidiary will be merged with ARS and, as a result, ARS will become a wholly owned subsidiary of ServiceMaster. The total acquisition cost is approximately $92 million in cash and $180 million of assumed indebtedness.

         Completion of the tender offer is subject to certain conditions, including a minimum of 52% of the shares of outstanding ARS common stock being validly tendered and not withdrawn prior to the expiration of the tender offer, compliance with certain financial and other covenants, no material adverse change having occurred and the expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The offer and withdrawal rights are scheduled to expire on April 26, 1999, unless the offer is extended.

         The purpose of this report is to file the Agreement and Plan of Merger, a related amendment to ARS's Rights Agreement and press release regarding this announcement under the Securities Exchange Act of 1934, as amended.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         2.1 Agreement and Plan of Merger dated as of March 22, 1999 by and among American Residential Services, Inc., The ServiceMaster Company and SVM M9 Acquisition Corporation. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Merger Agreement have not been filed with this exhibit. The schedules contain various items relating to the representations and warranties made by the Company and Service Master in the Merger Agreement. The Company agrees to furnish supplementally any omitted schedule to the SEC upon request.

         4.1 Amendment No. 1 to Rights Agreement dated March 22, 1999, between American Residential Services, Inc. and ChaseMellon Shareholder Services, L.L.C.

         99.1 Press Release of American Residential Services, Inc. dated March 23, 1999.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN RESIDENTIAL SERVICES, INC.



Dated: March 23, 1999                         /s/ THOMAS N. AMONETT
                                        ----------------------------------------
                                                  Thomas N. Amonett
                                         President and Chief Executive Officer










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                                INDEX TO EXHIBITS


         Number                            Exhibit
         ------                            -------

          2.1 Agreement and Plan of Merger dated as of March 22, 1999 by and among American Residential Services, Inc., The ServiceMaster Company and SVM M9 Acquisition Corporation. Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Merger Agreement have not been filed with this exhibit. The schedules contain various items relating to the representations and warranties made by the Company and Service Master in the Merger Agreement. The Company agrees to furnish supplementally any omitted schedule to the SEC upon request.

          4.1 Amendment No. 1 to Rights Agreement dated March 22, 1999, between American Residential Services, Inc. and ChaseMellon Shareholder Services, L.L.C.

          99.1           Press Release of American Residential Services, Inc.
                         dated March 23, 1999.







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